EXHIBIT 23(a)

                          INDEPENDENT AUDITORS' CONSENT







We consent to the incorporation by reference in the Registration Statement of Base Ten Systems, Inc. on Amendment No. 4 to Form S-3 of our report dated December 15, 1995, appearing in the Annual Report on Form 10-K of Base Ten Systems, Inc. for the year ended October 31, 1995.






DELOITTE & TOUCHE LLP


Parsippany, New Jersey
May 9, 1996